EXHIBIT 99.1
                                                                    ------------

                                                          RE: NN, Inc.
                                                          2000 Waters Edge Drive
                                                          Johnson City, TN 37604


FOR FURTHER INFORMATION:

AT THE COMPANY                                    AT FINANCIAL RELATIONS BOARD
--------------                                  --------------------------------
Will Kelly                                      Marilynn Meek     Susan Garland
Treasurer & Manager of Investor Relations       (General info)    (Analyst info)
(423) 743-9151                                  212-827-3773      212-827-3775

FOR IMMEDIATE RELEASE
December 17, 2004

                       NN, INC.'S CHIEF FINANCIAL OFFICER
                         RESIGNS TO ACCEPT NEW POSITION

Johnson City, Tenn., December 17, 2004 - NN, Inc. (Nasdaq: NNBR) today announced that the Company's Chief Financial Officer, David L. Dyckman has resigned, effective January 14, 2005 to accept the position of Executive Vice President and Chief Financial Officer with Thermadyne Holdings Corporation (OTC: THMD.OB). In addition to his role as NN's Chief Financial Officer, which he held for the past six years, Mr. Dyckman was also responsible for corporate development initiatives.

Roderick R. Baty, Chairman and Chief Executive Officer, commented, "Dave has been an important part of NN's management team and has made significant contributions to our success over the past six years. We will miss him and wish he and his family the very best as he assumes his new position at Thermadyne."

Management is currently working on Mr. Dyckman's replacement.

NN, Inc. manufacturers and supplies high precision bearing components consisting of balls, rollers, seals, and retainers for leading bearing manufacturers on a global basis. In addition, the company manufactures a variety of other plastic components. NN, Inc. had sales of US $253 million in 2003.